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                    News From First Chester County Corporation
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FOR IMMEDIATE RELEASE                 CONTACT:
                                      First National Bank Shareholder Relations
                                      (610) 344-2686
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                        First Chester County Corporation
                              Increases Dividend 4%
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(May 17, 2001 - West Chester) - The Board of Directors of First Chester County
Corporation and its wholly-owned subsidiary, First National Bank of Chester County, declared today a regular second quarter dividend of $0.13 per share, payable July 2, 2001 to shareholders of record June 1, 2001. The First National Bank of Chester County has paid a quarterly dividend for 137 years and is the 12th oldest National Bank in the United States.

                            NEW GARDEN BRANCH OPENING

Charles E. Swope, Chairman of the Board and President, announced that the First National Bank is progressing towards opening its New Garden Branch in Kennett Square later this summer. This Branch will be a full service facility able to furnish the financial needs of the residents and businesses of Southern Chester County. President Swope stated, "we will continue our Strategic Plan to grow our network of Branches to 18 in the next 18 months while providing excellent financial services as Your Hometown Bank(R)."


         First Chester County Corporation has 4,463,821 shares outstanding and is traded in the over-the-counter market under the symbol of "FCEC." For more information, please contact the Bank's Shareholder Relations department at (610) 344-2686, or visit its interactive website at www.fnbchestercounty.com.
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